Exhibit 4.2

IN THE EVENT THAT THE SHAREHOLDERS OF THE COMPANY DO NOT APPROVE AN INCREASE IN ITS AUTHORIZED SHARE CAPITAL AT THE COMPANY'S ANNUAL GENERAL MEETING THAT WILL TAKE PLACE ON DECEMBER 10, 2004, THE COMPANY HAS COMMITTED TO REDEEM THE CONVERTIBLE DEBENTURE PLUS A 5% PENALTY WITHIN 90 DAYS FROM THE DATE OF THE DEBENTURE.

EVEN THOUGH THE COMPANY HAS RESERVED 30 MILLION SHARES FOR INVESTORS TO BE UTILIZED UPON CONVERSION OF THE CONVERTIBLE DEBENTURES, A PRICE DECLINE IN THE COMPANY'S SHARES WOULD RESULT IN THE COMPANY HAVING INSUFFICIENT SHARES FOR THE CONVERSION OF YOUR CONVERTIBLE DEBENTURE.

THERE IS A RISK THAT THE COMPANY WILL NOT BE ABLE TO REDDEM YOUR CONVERTIBLE DEBENTURE AS COMMITTED AS THE COMPANY CURRENTLY DOES NOT HAVE SUFFICIENT FUNDS TO REDEEM YOUR CONVERTIBLE DEBENTURE AND IT IS UNLIKELY THAT IS WILL GENERATE SUFFICIENT CASH FROM OPERATIONS TO REDEEM YOUR CONVERTIBLE DEBENTURE. AS SUCH, IF REQUIRED TO REDEEM YOUR CONVERTIBLE DEBENTURE, THE COMPANY WILL BE REQUIRED TO RAISE ADDITIONAL CAPITAL TO FUND THE REDEMPTION OF YOUR CONVERTIBLE DEBENTURE.

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                        5% SECURED CONVERTIBLE DEBENTURE

$________                                                      December 15, 2004

         FOR VALUE RECEIVED, SMARTIRE SYSTEMS, INC., a Yukon Territory corporation (the "Company"), hereby promises to pay to ____________________ (the "Holder") having an address at _______________________, two years after the date hereof, or earlier upon prepayment of this Debenture as provided herein, the principal sum of _______________ Dollars ($__________), together with simple interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of five percent (5%) per annum beginning six (6) months from the date of the last closing of this Offering in arrears until the principal hereof shall have been paid.

         The Company shall pay interest  semi-annually in arrears  beginning six
(6) months from the date of the last closing of this Offering and the last day of every subsequent sixth (6) month of each year that any portion of the principal balance is unpaid.

         All payments of principal and interest shall be made to the Holder in lawful currency of the United States of America to the address set forth above or such other address as to which the Holder shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Debenture as provided herein.

         Subject to and in compliance with the provisions hereof, the Holder may, at its option, convert all or any portion of the outstanding principal balance of this Debenture, and all or any portion of the interest accrued hereon to such date, into shares of common stock of the Company, par value $.01 (the "Common Stock") at a conversion price (the "Conversion Price") equal to the lesser of 80% of the lowest closing prices of the Common Stock for the 5 trading days preceding the date on which the notice of conversion is sent via facsimile to the Company or 120% of the closing bid price of the Common Stock as reported by Bloomberg, L.P. for the OTC Bulletin Board for the trading day immediately preceding the date that the Holder's funds are released from escrow by the escrow agent to the Company. The Holder hereof shall communicate its intention to convert all or any portion of the principal amount of this Debenture and all or any portion of interest accrued through such conversion date by surrendering this Debenture, with the Form of Notice of Election to Convert attached as EXHIBIT "A" hereto duly completed and signed, to the Company at its address for notice set forth elsewhere herein.

         The Holder shall not be entitled to convert such amount of the Debenture in connection with such number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a conversion date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Debenture which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such conversion date. For purposes of the preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Holder may exceed 4.99%. The Holder may void the conversion limitation described in this paragraph upon and effective after 61 days prior written notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described in this paragraph and which shall be allocated to the excess above 4.99%.

         The Company may, at its option, redeem all or any portion of the Debentures with 3 business days advanced notice.

         If the Holder elects to convert less than the entire principal amount of this Debenture and interest accrued to the date of such conversion, the Company shall issue or cause to be issued and delivered to the Holder, at its expense, a new Debenture evidencing the outstanding amount of principal due hereunder after giving effect to the amount applied to the conversion, which such Debenture shall, except as to the principal amount thereof, be identical to this Debenture in all respects.

         If the Company,  at any time while this Debenture is outstanding  shall
(a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be adjusted to offset any of the aforementioned. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         If the Company shall (i) fail to make a payment of principal or interest when due; or (ii) make an assignment for the benefit of creditors, files a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffers an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or (iv) have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed, unstayed or unbonded for a period of thirty (30) days or more; or (v) by any act or omission shall indicate consent to, approve or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for all or any substantial part of its properties, or (vi) allow such custodianship, receivership, or trusteeship to continue undischarged, unstayed or unbonded for a period of thirty (30) days or more, or (vii) violate any term or provision of this Debenture then and in any such event, the outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable.

         All notices and other communications provided for herein shall be sent by certified mail, return receipt requested, or by personal delivery or by a nationally recognized overnight courier to the Holder or the Company, at their respective addresses as set forth herein, or to such other address as to which either party may advise the other by notice given in accordance with this provision. All such notices shall be deemed given upon the earlier of receipt or within five (5) business days of mailing if receipt is refused.

         Notwithstanding any other provision of this Debenture, interest under this Debenture shall not exceed the maximum rate permitted by law; and if any amount is paid under this Debenture as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this Debenture. If at any time the interest rate under this Debenture would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this Debenture shall, on demand by the Holder of this Debenture, become and be due and payable.

         All payments under this Debenture shall be made without deduction for any taxes of any nature now or hereafter imposed.

         The provisions of this Debenture shall in all respects be construed according to, and the rights and liabilities of the parties hereto and shall in all respects be governed by, the laws of the Province of British Columbia. This Debenture shall be deemed a contract made under the laws of the Province of British Columbia to be fully performed therein, and the validity of this Debenture and all rights and liabilities hereunder shall be determined under the laws of said Province without reference to the conflicts of laws provisions thereof. For purposes of any proceeding involving this Debenture, the Company and the Holder hereby submit to the exclusive jurisdiction of the courts of the Province of British Columbia and of Canada having jurisdiction, and agree not to raise and waive any objection to or defense based upon the venue of any such court or based upon forum non conveniens.

         In the event this Debenture is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, the Company agrees to pay to Holder all reasonable attorneys' fees so incurred, all court and other costs and the reasonable costs of any other collection efforts, including all costs incurred in collecting any judgment and in any appellate or bankruptcy proceeding. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Debenture or any payment made in respect of this Debenture.

         No delay or omission on the part of the Holder in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Debenture. A waiver by the Holder of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. The Company and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Debenture or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Debenture or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

         This Debenture may be amended only by a written instrument executed by the Company and the Holder.

         THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH

THE DEALINGS BETWEEN THE HOLDER AND THE COMPANY, THIS DEBENTURE, OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS EXTENDING THE LOAN EVIDENCED BY THIS DEBENTURE.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, SMARTIRE SYSTEMS, INC. has caused this 5% Secured Convertible Debenture to be executed in its corporate name by its President, thereunto duly authorized.

Dated:   December 15, 2004

                                                    THE COMPANY:

                                                    SMARTIRE SYSTEMS, INC.


                                                    By: /s/Robert Rudman
                                                        -----------------------

                                                    HOLDER:


                                                    ---------------------------

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION


(To be Executed by the Holder
in order to Convert this Debenture)

The undersigned hereby elects to convert the attached 5% Secured Convertible Debenture into shares of common stock, par value $.01 (the "Common Stock"), of SmarTire Systems, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.


Conversion calculations:        ---------------------------------------
                                Date to Effect Conversion


                                ---------------------------------------
                                Principal Amount of Debenture to be Converted

                                Payment of Interest in Kind   |_| Yes
                                                              |_| No

                                    If yes, $ _______   of Interest Accrued on
                                                        Account of Conversion at
                                                        Issue

                                ---------------------------------------
                                Number of shares of Common Stock to be Issued

                                ---------------------------------------
                                Applicable Conversion Price

                                ---------------------------------------
                                Signature

                                ---------------------------------------
                                Name

                                ---------------------------------------
                                Address